POWER OF ATTORNEY


The undersigned, being a person required
 to file a statement under Section
16(a) of the Securities Exchange Act of 1
934 (the "1934 Act") and/or Section 30(h) of the Investment Company Act of 1940 (the
 "1940 Act") with respect to Fort
Dearborn Income Securities, Inc. (the
 "Fund"), does hereby authorize, designate and appoint Mark F. Kemper, Keith A.
Weller, Todd Lebo and Natalie Bej, and each of them, as his attorney-in-fact to execute and file statements on Form 3, Form 4,
Form 5 and any successor forms adopted by
 the Securities and Exchange
Commission, as required by the 1934 Act and
 the 1940 Act and the rules
thereunder, and to take such other actions as
 such attorney-in-fact may deem
necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the sections cited above, or until specifically terminated in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has
duly executed this power of
attorney on the 16th day of July, 2004.





/s/ Edward M. Roob
Edward M. Roob


Doc. #806430v.1